UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 3, 2006

Azco Mining Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

7239 N El Mirage Road Glendale, AZ 85307
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (623) 935-0774

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

THE SUMMARY OF DISPOSITION OF ASSETS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE REAL PROPERTY PURCHASE AGREEMENT DATED OCTOBER 6, 2006 AND RELEASE OF OBLIGATIONS UNDER TRIPLE NET LEASE OF INDUSTRIAL LAND AND BUILDINGS DATED NOVEMBER 3, 2006. THE FORMS OF SUCH AGREEMENTS ARE FILED AS EXHIBITS TO THIS FORM 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 3, 2006, Azco Mining Inc. (“Azco”) and Muzz Investments, LLC (“Muzz”) concluded a Real Property Purchase Agreement and related agreements for the sale of real estate and buildings at its Glendale, Arizona location. The sale includes approximately five acres of land, a 5,000 sq. ft. office building and an 18,000 sq. ft. mill building. Under the Agreement, Azco retains ownership of its mica processing equipment currently installed in the mill building. The equipment will be removed and transported to a storage site for future use. As part of the transaction, Azco also agreed to provide for the exercise of 2,550,000 warrants granted to Muzz in 2002 and to issue to Muzz 2,550,000 restricted shares of its common stock. In consideration for Azco’s entry into the Real Property Purchase Agreement and the issue of the Azco stock, Muzz agreed to cancel all of Azco’s outstanding financial obligations under a financing lease that the parties had entered into in 2002 and agreed to terminate the lease.

The transaction has the following effects on Azco’s financial statements: eliminates liabilities aggregating approximately $6,263,002, consisting of debt obligations related to the lease aggregating approximately $4,936,478 and a derivative financial liability associated with the Muzz warrants of approximately $1,326,524; removes a net book value of property and equipment of approximately $443,068 and deferred lease costs of $86,129; and, in connection with the exercise of the 2,550,000 Muzz warrants, results in an equity entry of $1,275,000.

As a result of the transaction, Azco will recognize an extraordinary gain of approximately $4,458,805 in its financial statements for the December 2006 quarter.

In January 2002, Azco and Muzz completed a financing lease agreement that yielded Azco net proceeds of $2,842,500. Under the terms of the transaction, Azco sold Muzz a 40 percent ownership in its Glendale processing facility. Subsequently, Azco leased the property back for an initial period of 10 years, with an option to repurchase the stake for 120 percent of the original $3,000,000 sales price after the second year. The repurchase price of the property increased by 10 percent of the original sales price each year the option remained unexercised up to a maximum of 150 percent of the original sales price. Muzz maintained a mirror image option to put the property back to Azco. Payments for the first 6 months under the lease agreement were $30,000; for the second 6 months they increased to $37,500 after which time they increased to $45,000 per month. Azco paid the first 12 lease payments but has since been in default under terms of the agreement. In connection with the lease transaction, Azco issued Muzz a warrant to purchase 2,550,000 shares of its common stock at $0.50 per share. The warrant vested in January 2002 and was exercisable through January 16, 2007.

Item 9.01 Exhibits

Exhibit Number	Description

10.1	Real Property Purchase Agreement between Muzz Investments, LLC and Azco Mining, Inc., dated October 6, 2006 and effective October 31 2006.

10.2	Release of Obligations Under Triple Net Lease of Industrial Land and Buildings, dated November 3, 2006 and effective October 31, 2006.

99.1	Press release dated November 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Azco Mining, Inc.
(Registrant)

Date: November 6, 2006	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer